EXHIBIT 11
                            SPURLOCK INDUSTRIES, INC.
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

         The following table sets forth the reconciliation of the numerators and denominators of the basic and diluted earnings per share ("EPS") computations:


                                                                                Three Months ended
                                                                                    March 31,

                                                                           1998                       1997

Numerator:
     (a) Net income available to shareholders                    $           181,104        $            158,312
                                                                 -------------------        --------------------

Denominator:
         Weighted average shares outstanding                               6,573,639                   6,573,639
                                                                 -------------------        --------------------

     (b) Basic EPS weighted average shares outstanding                     6,573,639                   6,573,639


         Effect of dilutive securities:
         Incremental shares attributable to the
           Stock Option Plan                                                  10,509                      10,509
                                                                 -------------------        --------------------

     (c) Diluted EPS weighted shares outstanding                           6,584,148                   6,584,148
                                                                 -------------------        --------------------

         Basic earnings per share (a/b)                          $             0.028        $              0.024
                                                                 -------------------        --------------------

         Diluted earnings per share (a/c)                        $             0.028        $              0.024
                                                                 -------------------        --------------------